UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 17, 2017
Date of Report (date of earliest event reported)

GIGPEAK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive
San Jose, CA 95134
(Address of principal executive offices)

(408) 522-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

In connection with the financial performance of GigPeak, Inc. (“the Company”) during the 2016 fiscal year which exceeded budgeted financial targets for the Company for such fiscal year for the management of the Company’s operations as adopted by the Company’s Board of Directors (the “Board”) in December 2015 and then revised and adopted by the Board following the Company’s acquisition of Magnum Semiconductor, Inc., and in setting compensation for all Company employees for the 2017 fiscal year in line with employment contract terms, on January 17, 2017 the Compensation Committee (the “Compensation Committee”) of the Board approved for the Company’s principal executive officer, principal financial officer, and its other named executive officers, as part of the standard overall Company employee annual performance evaluation review and compensation adjustment process, (i) the following annual salaries for 2017, (ii) the grant of new Restricted Stock Units (“RSUs”) in recognition of the Company’s 2016 financial performance as set forth below and (iii) merit performance cash bonuses in recognition of the Company’s 2016 financial performance to be paid in accordance with the Company’s normal payroll practices and subject to normal employee tax withholding in the following amounts:

2017 Executive Officer Salary Table

Executive Officer	2017 Salary
Dr. Avi Katz	$491,156
Andrea Betti-Berutto	$269,954
Dr. Raluca Dinu	$341,250
Darren Ma	$225,000

The material terms of the Employment Agreements of each of Dr. Katz, Dr. Dinu and Messrs. Ma and Betti-Berutto as previously disclosed by the Company have not been revised and remain in full force and effect. Copies of the Employment Agreements for each of them have been previously filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to the Current Report on Form 8-K, as filed with the SEC on November 23, 2016 and are incorporated herein by reference. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to each of the foregoing Exhibits on their respective Current Reports on Form 8-K, as previously filed.

Executive Officer 2016 Merit Performance Cash Bonus Table

Executive Officer	2016 Merit Performance Cash Bonus
Dr. Avi Katz	$340,083
Andrea Betti-Berutto	$56,321
Dr. Raluca Dinu	$210,592
Darren Ma	$50,063

Executive Officer 2016 Performance RSU Grants

The following RSUs vest in eight quarterly installments beginning on May 1, 2017 and ending on February 1, 2019:

●	Dr. Avi Katz – 694,721 RSUs

●	Andrea Betti-Berutto – 31,048 RSUs

●	Dr. Raluca Dinu – 116,093 RSUs

●	Darren Ma – 27,598 RSUs

The Company will withhold shares of stock subject to all of the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to the executive officers. The RSU awards are being made using the form of Restricted Stock Unit Notice of Grant and Agreement previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on March 28, 2012, and the above summary of the terms of these restricted stock units is qualified in its entirety by reference to such form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGPEAK, INC.

By:	/s/ Dr. Avi Katz
	Name:	Dr. Avi Katz
	Title:	Chief Executive Officer

Date: January 19, 2017